         NUMBER                                                   NUMBER

                                 TELLURIAN, INC.

  SEE REVERSE FOR
CERTAIN DEFINITIONS                                         CUSIP 879674 20 8

        UNITS CONSISTING OF ONE COMMON SHARE AND ONE REDEEMABLE WARRANT
                       EACH TO PURCHASE ONE COMMON SHARE


This Certifies that





is the owner of




         Each Unit ("Unit") consists of one share of Common Stock of Tellurian, Inc., a Delaware corporation (the "Company") and one Redeemable Common Stock Purchase Warrant ("Warrants") each to purchase one share of Tellurian Common Stock at $5.00 per share (subject to adjustment) until 5:00 p.m., New York City Time on November 5, 2001 (the "Expiration Date"). The Common Stock and Warrants included in each Unit will not be detachable or seprately transferable from each other except to exercise the Warrants until , 1998 or earlier if consented to by the Company (the "Separation Date"). After the Separation Date, Unit Holders must submit their Unit certificates to the Transfer Agent and Registrar of the Company (which firm is also the Warrant Agent as defined below) to be exchanged for Common Stock and Warrant certificates. The terms, rights and privileges of the Warrants are set forth in the Warrant Agreement (the "Warrant Agreement") dated November 5, 1996, as amended, , 1997 by and between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"). A copy of the Warrant Agreement and the amendment thereto are on file at the office of the Warrant Agent at Two Broadway, 19th Floor, New York, NY 10004, and are available to any Warrant Holder on written request and without costs. The Warrants shall be void unless exercised before 5:00 p.m., New York City Time on the Expiration Date. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.

                                                                 TELLURIAN, INC.
Dated:

                                 TELLURIAN, INC.

                                   CORPORATE

                                      SEAL

                                      1986

                                    DELAWARE


           Richard L. Swallow                              Stuart French
               SECRETARY                                    PRESIDENT


COUNTERSIGNED AND REGISTERED:
               CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                                            TRANSFER AGENT
                                                             AND REGISTRAR

BY:

                                                            AUTHORIZED OFFICER

                                 TELLURIAN, INC.

         The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common           UNIF GIFT MIN ACT- _____Custodian______
TEN ENT - as tenants by the entireties                      (cust)       (Minor)
JT TEN  - as joint tenants with right
          of survivorship and not as               Under Uniform Gifts to Minors
          tenants in common                        Act__________________________
                                                            (State)
    Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

 _______________________________________
|                                       |
|                                       |
|_______________________________________|



_______________________________________________________________________________
                   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                     INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint________________________________________________________________Attorney
to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.



Dated:________________________________




                                        ________________________________________
                                NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                        CORRESPOND WITH THE NAME(S) AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                                        ________________________________________
               SIGNATURE(S) GUARANTEED: THE SIGNATURE SHOULD BE GUARANTEED BY AN
                                        ELIGIBLE GUARANTOR INSTITUTION, BANKS,
                                        STOCKBROKERS, SAVINGS AND LOAN
                                        ASSOCIATIONS AND CREDIT UNIONS WITH
                                        MEMBERSHIP IN AN APPROVED SIGNATURE
                                        GUARANTEE MEDALLION PROGRAM, PURSUANT
                                        TO S.E.C. RULE 17A-15.

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AMERICAN BANK NOTE COMPANY     PRODUCTION COORDINATOR: TRICIA LUNA: 215-830-2197
   680 BLAIR MILL ROAD                      PROOF OF OCTOBER 23, 1997
    HORSHAM, PA 19044                            TELLURIAN, INC.
     (215) 657-3480                                 H 53334bk
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SALES: J. KEELEY: 212-557-9100       OPERATOR:                   JW/lr
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 Zip Disk 2/TELLURIAN 53334                           NEW
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